UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 3, 2015

PepsiCo, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-253-2000

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2015, PepsiCo, Inc. ("PepsiCo") announced a series of leadership appointments and a realignment of certain reportable segments of its business that will begin in the third quarter of 2015. In connection with the realignment, effective July 8, 2015 Albert P. Carey, who previously served as Chief Executive Officer of the PepsiCo Americas Beverages segment, will serve as Chief Executive Officer of the newly realigned North America Beverages segment and Sanjeev Chadha, who previously served as Chief Executive Officer of the Asia, Middle East and Africa segment, will serve as Chief Executive Officer of the newly realigned Asia, Middle East and North Africa segment. On July 3, 2015, Enderson Guimaraes, Executive Vice President, Global Categories and Operations of PepsiCo, notified PepsiCo of his decision to resign from PepsiCo, effective July 31, 2015.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Attached as Exhibit 99.1 and incorporated by reference into this Item 7.01 is a copy of the press release issued by PepsiCo, dated July 8, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release issued by PepsiCo, Inc., dated July 8, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

July 8, 2015	By:	/s/ Cynthia Nastanski

Name: Cynthia Nastanski
Title: Senior Vice President, Corporate Law and Deputy Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by PepsiCo, Inc., dated July 8, 2015.